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Exhibit 10.48

        CYBERKNIFE TRANSFER AGREEMENT

        This CyberKnife Transfer Agreement (hereinafter called "Agreement") is made effective on the 6th day of March 2006 ("Effective Date"), by and between Accuray Incorporated (hereinafter called "Accuray"), Marubeni Corporation and Meditec Corporation (hereinafter jointly called "Meditec") (individually a "Party" and collectively the "Parties").

        WHEREAS Meditec desires to sell and transfer to Chiyoda Technol Corporation (hereinafter called "Chiyoda") [*] CyberKnife Stereotactic Radiosurgery Systems (hereinafter called the "CyberKnife Systems"), as more fully described in the attached Annex-1. The [*] CyberKnife Systems were previously sold and delivered by Accuray to Meditec and stored in Meditec's inventory (hereinafter called the "Inventories"), and;

        WHEREAS Meditec agrees to pay to Accuray the previously agreed-upon commission for the sale and purchase of the Inventories upon the terms and conditions herein set forth.

        NOW IT IS HEREBY AGREED as follows:

1.
Each Party agrees that:

(a)
Meditec shall sell to Chiyoda the Inventories at lump-sum price of U.S. $[*], such sale to take place on or about March 31, 2006. The specific terms and conditions of the sale and purchase of the Inventories shall be set forth in a separate agreement between Chiyoda and Meditec. A copy of the agreement between Chiyoda and Meditec shall be provided to Accuray within fifteen (15) days of execution of such agreement, but no later than March 31, 2006.

(b)
In accordance with the December 10, 2003 letter agreement between the parties, Meditec shall pay U.S. $[*] to Accuray as the commission for the sale of the Inventories.

(c)
Meditec acknowledges and agrees that the outstanding amount owed by Meditec to Accuray as payment for the upgrades as described in the letter agreement dated May 20, 2003 as amended (hereinafter called the "Upgrades") shall be U.S. $[*]. The cost of such Upgrades is set forth in the attached Annex-1. Since Meditec had paid to Accuray U.S. $[*] as an advance payment for the Upgrades, the net payment amount owed to Accuray by Meditec is U.S. $[*].

(d)
Meditec shall pay to Accuray U.S. $[*] for the cost of Gold Contracts (as defined below in Section 3).

(e)
Therefore, Meditec shall pay to Accuray U.S. $[*], the total of the amounts set forth in Paragraphs 1.(b), 1.(c) and 1.(d), such payment to be made to Accuray by means of T.T. remittance no later than April 28, 2006.

2.
Upgrades

(a)
Accuray shall provide the Upgrades to Chiyoda in accordance with the May 20, 2003 letter agreement, at no additional cost, upon the written request of Chiyoda. Upon receipt of such written request, Accuray shall complete the Upgrade for each CyberKnife System within ninety (90) days. However, if Accuray receives a request for an Upgrade on another CyberKnife System before the Upgrade on the previous CyberKnife System is complete, the ninety (90) day time limit will not apply to the second CyberKnife System.

[*]
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

  (b)
  Accuray's obligation to perform the Upgrades will expire and be deemed waived if Chiyoda has not submitted a written request for the Upgrades on or before April 30, 2008 for delivery [ex factory] on or before June 30, 2008. Independent of ever receiving a request for upgrade work from Chiyoda, the money paid to Accuray under this agreement is non-refundable. As such Accuray shall have no obligation to refund any money if its Upgrade obligation expires pursuant to this paragraph.

  (c)
  Any charges incurred for ocean freight from the United States to Japan for the Inventories shall be paid by Accuray.

  (d)
  Any change or additional work for upgrades, if necessary, shall be discussed and decided solely by Accuray and Chiyoda.

3.
Gold Contracts

(a)
As of March 31, 2006, the outstanding balance owed by Meditec to Accuray for the Gold Contracts under the letter agreement dated December 10, 2003 as amended (hereinafter called the "Gold Contracts") shall be U.S. $[*].

(b)
Meditec shall pay such amount to Accuray in accordance with Paragraph 1.(e) above.

(c)
Meditec hereby agrees that Accuray may disclose the existence and contents of the Gold Contracts to current and future users.

4.
CyberKnife Systems J-2 and J-3

(a)
This Agreement shall not become effective unless Chiyoda receives a Letter of Intent from a legitimate customer for the rental or purchase of CyberKnife System J-2 on or before March 31, 2006. Chiyoda is to provide Accuray with confirmation of such Letter of Intent by March 31, 2006.

(b)
If the CyberKnife System J-2 Letter of Intent is subsequently cancelled or otherwise terminates, or Chiyoda does not enter into a formal contract for the rental or purchase of CyberKnife System J-2 on or before December 31, 2006, Meditec shall make a good faith effort to cause Chiyoda to pay Accuray the sum of U.S. $[*] by March 31, 2007.

(c)
If Chiyoda does not obtain a Letter of Intent from a legitimate customer for the purchase of CyberKnife System J-3 by June 30, 2007, Meditec shall make a good faith effort to cause Chiyoda to pay Accuray the sum of U.S. $[*] by September 30, 2007.

(d)
Notwithstanding the foregoing, if Chiyoda decides on or before June 30, 2007 to accept and install CyberKnife System J3 at their facility as a demonstration machine, Section 4(c)) shall not apply, provided that Accuray receives written notice of such decision on or before June 30, 2007.

5.
Obligation and Commitment

(a)
Upon transferring the Inventories in accordance with the terms of this Agreement, Meditec shall be free from all obligations and commitments to Accuray relating to such Inventories, except as otherwise set forth herein.

(b)
Thus, without limiting the generality of the foregoing, Accuray and Meditec hereby release, remise, resign and forever discharge the other party and any of its affiliates, agents, attorneys, employees, officers, directors and commissioners, from any and all manner of actions, causes of action, suits, covenants, contracts and agreements, damages, judgments, claims and demands of any nature whatsoever, in law or in equity, of every kind and description, in relation to the Inventories which are the subject of this Agreement.

6.
Additional Payment Obligation.    Independent of the payments outlined above, Meditec shall pay Accuray an additional U.S. $[*] due on outstanding invoices. The details of such invoices are set forth in the attached Annex-3. The additional payment shall be received by Accuray no later than April 28, 2006.

7.
Assignment.    Neither party may assign this Agreement without the other party's prior written consent, except that Accuray may assign this Agreement, without Meditec's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray's assets or the sale of that portion of Accuray's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

8.
Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, by overnight delivery service, or by registered or certified mail, postage prepaid with return receipt requested, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section.

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To Accuray:	To Marubeni:	To Meditec:
Accuray Incorporated	Marubeni Corporation	Meditec Corporation
Attention: CFO	Attn: General Manager,	Attn: President & CEO
Medical Business Unit
1310 Chesapeake Terrace	4-2, Ohtemachi, 1-Chome	4-2, Ohtemachi, 1-Chome
Sunnyvale, CA 94089	Chiyoda-Ku, Tokyo	Chiyoda-Ku, Tokyo
U.S.A.	Japan	Japan
cc to: General Counsel
9.
Disputes and Governing Laws

(a)
In the event that a dispute arises between Accuray and Meditec with respect to the subject matter governed by this Agreement, such dispute shall be settled as follows. If either party shall have any dispute with respect to this Agreement, that party shall provide written notification to the other party in the form of a claim identifying the issue or amount disputed including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within thirty (30) days from the date of receipt of the claim document. The party filing the claim shall have an additional thirty (30) days after the receipt of the response to either accept the resolution offered by the other party or escalate the matter. If the dispute is not resolved, either party may notify the other in writing of their desire to elevate the claim to the President of Accuray and the President of Meditec. Each shall negotiate in good faith and use his or her best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If the negotiations do not lead to resolution of the underlying dispute or claim to the satisfaction of either party involved, then either party may pursue resolution by the courts as follows.

(b)
All disputes under any contract concerning the subject matter governed by this Agreement, not otherwise resolved between Accuray and Meditec shall be resolved in a court of competent jurisdiction, in San Francisco County, State of California, and in no other place. Meditec hereby consents to the jurisdiction of such court or courts and agrees to appear in any such action upon written notice thereof. No action, regardless of form, arising out of, or in any way connected with, this Agreement or the Inventories, may be brought by any party more than two (2) years after the cause of action has occurred.

10.
Waiver.    The waiver of any breach or default of any provision of this Agreement will not constitute a waiver of any other right hereunder or of any subsequent breach or default.

11.
Severability.    If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

12.
Force Majeure.    Neither party shall be responsible for any failure or delay in its performance under this Agreement (except for the payment of money) due to causes beyond its reasonable control, including, but not limited to, labor disputes, strike, lockout, riot, war, fire, act of God, accident, failure or breakdown of components necessary to order completion; subcontractor, supplier or customer caused delays; inability to obtain or substantial rises in the prices of labor, materials or manufacturing facilities; curtailment of or failure to obtain sufficient electrical or other energy, raw materials or supplies; or compliance with any law, regulation or order, whether valid or invalid.

13.
Amendments.    Any amendment or modification of this Agreement must be made in writing and signed by duly authorized representatives of each party. For Accuray, a duly authorized representative must be any of the following: CEO, CFO, COO or General Counsel.

14.
Entire Agreement.    This Agreement contains the entire agreement between the parties hereto with respect to the subject matter herein, and supersedes all previous understandings, representations and warranties, agreements, written and oral, made and entered into by and among Accuray, Marubeni, and Meditec in relation to the CyberKnife Systems and the Inventories.

15.
Counterparts.    This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below by their duly authorized representatives. The parties acknowledge and agree that this Agreement does not become effective until it has been signed by all parties indicated below.

ACCURAY INCORPORATED		MARUBENI CORPORATION
By:	/s/ CHRIS A. RAANES	By:	/s/ KOICHI SATO

Name:	Chris A. Raanes	Name:	Koichi Sato
Title:	Chief Operating Officer	Title:	General Manager & Unit Director Medical Business Unit
Date:		Date:
	3/9/06		March 6, 2006
ACCURAY INCORPORATED		MEDITEC CORPORATION
By:	/s/ DARREN J. MILLIKEN	By:	/s/ KOICHI SATO

Name:	Darren J. Milliken	Name:	Koichi Sato
Title:	General Counsel	Title:	President & Chief Executive Officer
Date:		Date:
	3/9/06		March 6, 2006

Annex-1
Upgrade Cost List of CyberKnife

Japan-No.	Accuray No.	Total Cost (U.S. $)

[*]

	Total	$	[*]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex-2
Gold Contract

									Payment Schedule
				Effective date					2006				2007										2008								2009
J No.							Balance 31-Mar 2006																										Unit: US$ Total
	Customer			Year	Mth	Day			May		Nov.		Jan.		Feb.		Mar.		May		Nov.		Jan.		Feb.		Mar.		May		Mar.
1	Ube-Konan	$	[*]	2004	10	22	$	[*]			$	[*]									$	[*]											$	[*]
4	Osaka Univ.	$	[*]	2004	11	12	$	[*]			$	[*]									$	[*]											$	[*]
5	Kumamoto	$	[*]	2005	4	25	$	[*]	$	[*]									$	[*]									$	[*]			$	[*]
6	Tobata	$	[*]	2004	10	29	$	[*]			$	[*]									$	[*]											$	[*]
7	Okayama	$	[*]	2004	10	22	$	[*]			$	[*]									$	[*]											$	[*]
8	Fujimoto	$	[*]	2004	11	5	$	[*]			$	[*]									$	[*]											$	[*]
10	Kyushu Univ.	$	[*]	2005	1	13	$	[*]							$	[*]									$	[*]							$	[*]
11	Kyoto Soseikai	$	[*]	2004	10	22	$	[*]			$	[*]									$	[*]											$	[*]
12	Tsushima	$	[*]	2005	1	20	$	[*]							$	[*]									$	[*]							$	[*]
13	Oita Oka	$	[*]	2004	11	10	$	[*]			$	$[*]									$	[*]											$	[*]
14	Imabari	$	[*]	2004	11	30	$	[*]					$	[*]									$	[*]
15	Kanto	$	[*]	2005	2	23	$	[*]									$	[*]									$	[*]					$	[*]
16	Yokohama	$	[*]				$	[*]									$	[*]									$	[*]			$	[*]	$	[*]
	TOTAL	$	[*]				$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]	$	[*]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex-3
Outstanding Payments Owed to Accuray

Invoice #	Amount		Invoice Date
Marubeni—012	$	[*]	February 10, 2006
Meditec—461	$	[*]	February 10, 2006
Meditec—462	$	[*]	February 28, 2006
CTC-073	$	[*]	February 1, 2006
CTC-074	$	[*]	February 1, 2006
CTC-075	$	[*]	February 1, 2006
CTC-076	$	[*]	February 28, 2006

Total Amount Due:	$	[*]

[*]
Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SIGNATURE PAGE FOLLOWS
Annex-1 Upgrade Cost List of CyberKnife
Annex-2 Gold Contract
Annex-3 Outstanding Payments Owed to Accuray